As filed with the Securities and Exchange Commission on June 1, 2001
                                                      Registration No. 333-57474
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              Amendment No. 1 to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                          ---------------------------

                             CAMPBELL SOUP COMPANY
            (Exact name of registrant as specified in its charter)


        New Jersey                                             21-0419870
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)
                                Campbell Place
                         Camden, New Jersey 08103-1799
                                (856) 342-4800
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ---------------------------

                               Ellen Oran Kaden
              Senior Vice President - Law and Government Affairs
                                Campbell Place
                         Camden, New Jersey 08103-1799
           (Name, address, including zip code and telephone number,
                   including area code of agent for service)
                          ---------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ---------------------------


                        CALCULATION OF REGISTRATION FEE


      Title of                                Proposed             Proposed
   each Class of                               maximum             maximum            Amount of
   securities to           Amount          aggregate price        aggregate          registration
   be registered    to be registered(1)      per unit(2)      offering price(2)         fee(3)*
Debt Securities        $1,000,000,000           100%            $1,000,000,000         $250,000
=====================================================================================================

                                                      (footnotes on next page)


Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to the securities of the Registrant previously registered under the Registrant's Registration Statement on Form S-3 (No. 333-89373). This Registration Statement constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-89373).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(footnotes continued from previous page)

 *   Previously paid on March 23, 2001.

(1) Or, if any Debt Securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price equivalent to $1,000,000,000 at the time of the initial offering, or (ii) at original issue discount, such greater amount as shall result in aggregate proceeds to the Registrant of $1,000,000,000.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) The prospectus included in this Registration Statement also relates to $100,000,000 in Debt Securities previously registered pursuant to Registration Statement No. 333-89373. A registration fee of $139,000 was paid in connection with Registration Statement No. 333-89373, of which $28,000 related to such securities.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


    PROSPECTUS            Subject to Completion, dated June 1, 2001
    ----------



                             CAMPBELL SOUP COMPANY

                                Debt Securities

                          ---------------------------

     From time to time, we may sell debt securities consisting of debentures, notes or other unsecured evidences of indebtedness on terms we will determine at the times we sell the debt securities. We will sell the debt securities at an aggregate initial offering price no greater than $1,100,000,000 or the equivalent of this amount in foreign or composite currencies. When we decide to sell a particular series of debt securities, we will prepare and deliver a supplement to this prospectus describing the particular terms of the debt securities we are offering.

                          ---------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We may sell the debt securities directly, through agents, through underwriters or dealers, or through a combination of such methods. If we elect to use agents, underwriters or dealers in any offering of debt securities, we will disclose their names and the nature of our arrangements with them in the prospectus supplement we prepare for such offering.

                          ---------------------------



            The date of this prospectus is                  , 2001

                               TABLE OF CONTENTS

                                                                          Page

Where You Can Find More Information About Us.................................1
Disclosure Regarding Forward-Looking Statements..............................2
Campbell Soup Company........................................................2
Use of Proceeds..............................................................2
Ratio of Earnings to Fixed Charges...........................................2
Description of Debt Securities...............................................3
Plan of Distribution.........................................................9
Legal Opinions..............................................................10
Experts.....................................................................10


     This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,100,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information About Us".

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell debt securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of debt securities. In this prospectus, "we," "us" and "our" refer to Campbell Soup Company and our consolidated subsidiaries.


                 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus will update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed.

     o Our Annual Report on Form 10-K for the fiscal year ended July 30, 2000, which incorporates by reference certain portions of our 2000 Annual Report to Shareowners;

     o Our Quarterly Reports on Form 10-Q for the three months ended October 29, 2000 and January 28, 2001; and

     o Our Current Reports on Form 8-K filed on September 13, 2000, January 31, 2001, February 15, 2001 and May 14, 2001.

     You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

                        Corporate Secretary
                        Campbell Soup Company
                        Campbell Place
                        Camden, New Jersey, 08103-1799
                        (856) 342-6122

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Whether these forward-looking statements turn out to be accurate is subject to a number of risks and uncertainties, many of which are beyond our control. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions.

     In light of these risks and uncertainties, we cannot assure you that the results and events contemplated by the forward-looking information contained in this prospectus will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. Subject to applicable law, we do not undertake any obligation to update or revise any forward-looking statements. All written or oral forward-looking statements made after the date of this prospectus and which are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.


                             CAMPBELL SOUP COMPANY

     Campbell Soup Company, together with its consolidated subsidiaries, is a global manufacturer and marketer of high quality, branded convenience food products. Campbell Soup Company was incorporated as a business organization under the laws of New Jersey on November 23, 1922; however, through predecessor organizations, our beginnings in the food business can be traced back to 1869. Our principal executive offices are at Campbell Place, Camden, New Jersey 08103-1799.


     We operate in three business segments: Soup and Sauces, Biscuits and Confectionery, and Away From Home. The Soup and Sauces segment includes the worldwide soup businesses, Prego spaghetti sauce, Franco- American pastas and gravies, Pace Mexican foods, Swanson broths and canned poultry, Homepride sauces in the United Kingdom and the V8 and V8 Splash beverage business. The Biscuits and Confectionery segment includes the Pepperidge Farm, Godiva and Arnotts businesses. The Away From Home segment represents products, including Campbell's soups and Campbell's Specialty Kitchens entrees, which are distributed to the food service and home meal replacement markets.



                                USE OF PROCEEDS

     Unless we describe a different use of proceeds from an offering in the related prospectus supplement, we intend to use the net proceeds from the sales of the debt securities to repay short-term debt, to reduce or retire from time to time other indebtedness and for other general corporate purposes, including acquisitions.


                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown:


    Nine months
       ended                        Fiscal year ended
    ----------    ------------------------------------------------------------
      4/29/01      7/30/00      8/1/99       8/2/98        8/3/97     7/28/96
        6.0          5.7          6.1          6.0           6.1        8.0
        ===          ===          ===          ===           ===        ===

     The ratios of earnings to fixed charges were computed by dividing our 2earnings by our fixed charges. For this purpose, earnings include earnings from continuing operations before equity in earnings of affiliates and minority interests, amortization of capitalized interest, taxes on earnings and fixed charges (excluding capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt expenses and the estimated interest components of rentals. In fiscal years 1999, 1998 and 1997, we recorded restructuring charges of $36 million, $262 million and $204 million, respectively. Excluding the effect of such charges, the ratio of earnings to fixed charges would have been 6.3 in 1999, 7.2 in 1998 and 7.1 in 1997.

                        DESCRIPTION OF DEBT SECURITIES

     Unless we indicate otherwise in an accompanying prospectus supplement, the debt securities consisting of debentures, notes and other unsecured evidence of indebtedness will be issued under an Indenture, between the Company and Bankers Trust Company, as Trustee, the form of which we have filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general provisions of the Indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms. The particular terms of a series of debt securities offered by a prospectus supplement and the extent, if any, to which such general provisions may apply to such securities will be described in the prospectus supplement relating to such series. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the Indenture.

General

     The Indenture does not limit the amount of debt securities which we may issue under the Indenture and provides that debt securities may be issued thereunder up to the aggregate principal amount which our Board of Directors may authorize from time to time. Debt securities may be issued from time to time in one or more series. Debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

     Please refer to the prospectus supplement relating to any particular series of debt securities we may offer for the following terms of such series:

     (a) the designation, aggregate principal amount and authorized denominations of the offered debt securities;

     (b) the price (expressed as a percentage of the aggregate principal amount thereof) at which the offered debt securities will be issued;

     (c)  the date or dates on which the offered debt securities will mature;

     (d) the annual rate, if any, at which the offered debt securities will bear interest;

     (e) the date from which such interest, if any, on the offered debt securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and, with respect to offered debt securities in registered form, the regular record dates for such interest payment dates;

     (f)  any optional or mandatory sinking fund provisions;

     (g) the date, if any, after which and the price or prices at which the offered debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at our option or at the option of the holder and any other terms and provisions of such optional or mandatory redemptions;

     (h) the denominations in which any offered debt securities of a series which are registered securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any offered debt securities of the series which are bearer securities will be issuable if other than denominations of $5,000;

     (i) if other than the principal amount thereof, the portion of the principal amount of offered debt securities of the series which will be payable upon declaration of acceleration of maturity thereof or provable in bankruptcy;

     (j) any Events of Default with respect to the offered debt securities of the series, if not set forth in the Indenture;

     (k) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on the offered debt securities of the series will be payable (if other than the currency of the United States of America), which unless otherwise specified will be the currency of the United States of America as at the time of payment which is the legal tender for payment of public or private debts;

     (l) if the principal of (and premium, if any), or interest, if any, on the offered debt securities of the series is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

     (m) if such offered debt securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America;

     (n) if the amount of payments of principal of (and premium if any), or portions thereof, or interest, if any, on the offered debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

     (o) whether the offered debt securities will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of any offered debt securities issuable in bearer form and whether, and, if so, the terms upon which, any offered debt securities in bearer form will be exchangeable for offered debt securities in registered form;

     (p)  whether such offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the method of transferring beneficial interests in such global security or global securities;

     (q) whether the offered debt securities of any series shall be issued upon original issuance in whole or in part in the form of one or more book-entry securities;

     (r) the application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and certain conditions thereto;

     (s) with respect to the offered debt securities of the series, any deletions from, modifications of or additions to the Events of Default or any covenants, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture; and

     (t) any U.S. Federal income tax consequences applicable to the offered debt securities.

     Debt securities of a series may be issued in registered form or bearer form or both as specified in the terms of the series, may be issued in whole or in part in the form of one or more global securities and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or another depository named by the Company and identified in a prospectus supplement with respect to such series. The prospectus supplement will specify whether the offered debt securities will be registered, bearer, global or book-entry form.

     So long as the Depository for a global security or its nominee is the registered owner of such global security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes. Except in certain circumstances, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof.

     Unless the prospectus supplement relating thereto specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof, and bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000. The prospectus supplement relating to a series of debt securities denominated in a foreign or composite currency will specify the denomination thereof.

     At the option of the holder and subject to the terms of the Indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series will be exchangeable into an equal aggregate principal amount of registered securities or, in the case of global bearer securities, registered securities or bearer securities of the same series (with the same interest rate and maturity date). Bearer securities surrendered in exchange for registered securities between the record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest accrued as of such date will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Registered securities of any series will be exchangeable into an equal aggregate principal amount of registered securities of the same series (with the same interest rate and maturity date) of different authorized denominations. Registered securities may not be exchanged for bearer securities.

     A book-entry security may not be registered for transfer or exchange (other than as a whole by the depository to a nominee or by such nominee to such depository) unless

     (a) the depository or such nominee notifies us that it is unwilling or unable to continue as depository,

     (b)  the depository ceases to be qualified as required by the Indenture,

     (c) we instruct the Trustee in accordance with the Indenture that such book-entry securities shall be so registrable and exchangeable,

     (d) there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the debt securities evidenced by such book-entry securities or

     (e) there shall exist such other circumstances, if any, as may be specified in the applicable prospectus supplement.

No service charge will be made for any transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Unless we indicate otherwise in the prospectus supplement, principal (and premium, if any) will be payable and registered securities will be transferable at the corporate trust office of the Trustee or such other paying agent as we may appoint from time to time, as specified in the applicable prospectus supplement. Unless other arrangements are made, we will pay interest, if any, by checks mailed to the holders of registered securities at their registered addresses. We will make payment with respect to debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security. To the extent set forth in the prospectus supplement relating thereto, any bearer securities and the coupons appertaining thereto will be payable against surrender thereof, subject to any applicable laws and regulations, at the offices of such paying agencies outside the United States as we may appoint from time to time.

     One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. U.S. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

     Under the Indenture, we will have the ability to issue debt securities with terms different from those of debt securities previously issued.

Certain Covenants

     Restrictions on Secured Debt

     If the Company or any Restricted Subsidiary shall incur or guarantee any evidence of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure all series of the Offered Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Restrictions on Sales and Leasebacks" below), would not exceed 10% of Consolidated Net Assets.

     The above restriction will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by

     (a) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary,

     (b)  Mortgages in favor of the Company or a Restricted Subsidiary,

     (c) Mortgages in favor of governmental bodies to secure progress, advance or other payments,

     (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation, and purchase money and construction Mortgages which are entered into within specified time limits,

     (e)  Mortgages securing industrial revenue or pollution control bonds,

     (f) mechanics and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith,

     (g) Mortgages arising from deposits with or the giving of any form of security to any governmental authority required as a condition in the transaction of business or exercise of any privilege, franchise or license,

     (h) Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith,

     (i) Mortgages, including judgment liens, arising from legal proceedings being contested in good faith and

     (j) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (i) inclusive.

     Restrictions on Sales and Leasebacks

     Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties (with the exception of secured Debt which is excluded as described in "Restrictions on Secured Debt" above) would not exceed 10% of Consolidated Net Assets.

     This restriction will not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if

     (a) the lease is for a period, including renewal rights, of not in excess of five years,

     (b) the sale or transfer of the Principal Property is made within a specified period after its acquisition or construction,

     (c) the lease secures or relates to industrial revenue or pollution control bonds,

     (d) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or

     (e) the Company or such Restricted Subsidiary, within 180 days after the sale is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary, or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of

          (1) the net proceeds of the sale of the Principal Property leased or

          (2)  the fair market value of the Principal Property leased.

          In lieu of applying proceeds to the retirement of Funded Debt, debentures or notes (including the Debt Securities) of the Company or a Restricted Subsidiary may be surrendered to the applicable trustee for cancellation at a value equal to the then applicable optional redemption price thereof or the Company or a Restricted Subsidiary may credit the principal amount of Funded Debt voluntarily retired within 180 days after such sale.

     Unless otherwise indicated in a prospectus supplement, the covenants contained in the Indenture and the Debt Securities would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of Debt Securities.

           Certain Definitions

     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

     "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

     "Funded Debt" means (a) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower and (b) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized).

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States of America and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (a) any property which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company as an entirety or
(b) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Company (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (b) which owns a Principal Property, but does not include a Subsidiary of the Company engaged primarily in the development and sale or financing of real property.

Merger and Consolidation

     The Company will not merge or sell, convey, transfer or lease all or substantially all of its assets unless the successor Person is the Company or another Person that assumes the Company's obligations on the Debt Securities and under the Indenture and, after giving effect to such transaction, the Company or the successor Person would not be in default under the Indenture.

Events of Default

     The Indenture defines "Events of Default" with respect to the Debt Securities of any series as being one of the following events:

          (a) default in the payment of any installment of interest on that series for 30 days after becoming due;

          (b) default in the payment of principal (or premium, if any) on that series when due;

          (c) default in the performance of any other covenant with respect to the Debt Securities of that series or in the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Debt Securities other than that series) continued for 90 days after notice;

          (d)  certain events of bankruptcy, insolvency or reorganization; and

          (e) any other Event of Default provided with respect to Debt Securities of that series.

The Indenture contains no Events of Default or other provisions which specifically afford holders of the Debt Securities protection in the event of a highly leveraged transaction.

     If an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities of that series then outstanding may declare the principal (or such portion thereof as may be specified in the prospectus supplement relating to such series) of the Debt Securities of such series and the accrued interest thereon, if any, to be due and payable. The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to a Responsible Officer of the Trustee, give the holders of Debt Securities notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of Debt Securities. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the Debt Securities of that series then outstanding, by written notice to the Company and the Trustee, may, in certain circumstances, rescind and annul such declaration.

     The Company will furnish to the Trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

     The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults with respect thereto. The Indenture will provide that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Debt Securities unless they first shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture and Waiver

     The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of the Debt Securities to:

     (a) evidence the assumption by a successor corporation of the obligations of the Company,

     (b)  add covenants for the protection of the holders of Debt Securities,

     (c)  add any additional Events of Default,

     (d)  cure any ambiguity or correct any inconsistency in such Indenture,

     (e)  establish the form or terms of Debt Securities of any series,

     (f)  secure the Debt Securities and related coupons, if any, and

     (g)  evidence the acceptance of appointment by a successor trustee.

     With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each Debt Security affected, which would, among other things,

     (a) reduce the principal amount of or the interest on any Debt Security, change the stated maturity of the principal of, or any installment of interest on, any Debt Security or the other terms of payment thereof,

     (b) reduce the above-stated percentage of Debt Securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of Debt Securities of any series, the consent of the holders of which is required to waive certain past defaults or

     (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.2 of the Indenture.

     The holders of at least a majority in principal amount of the Debt Securities of each series outstanding may, on behalf of the holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture, unless a greater percentage of such principal amount is specified in the applicable prospectus supplement. The holders of not less than a majority in principal amount of the Debt Securities of each series outstanding may, on behalf of all holders of Debt Securities of that series, waive any past default under the Indenture, except a default (a) in the payment of principal of (and premium, if any) or any interest on any Debt Security of such series and (b) in respect of a covenant, or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Debt Security of such series outstanding affected.

Defeasance and Discharge

     The Indenture provides that the Company may specify that, with respect to the Debt Securities of a certain series, it will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the Debt Securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified Debt Securities) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. If so specified with respect to the Debt Securities of a series, such a trust may only be established if establishment of the trust would not cause the Debt Securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof. Also, if so specified with respect to a series of Debt Securities, such establishment of such a trust may be conditioned on the delivery by the Company to the Trustee of an Opinion of Counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such Debt Securities. The designation of such provisions, U.S. Federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

Concerning the Trustee

     We have appointed Bankers Trust Company as the Trustee under the Indenture and as initial Security Registrar with regard to the Debt Securities.

     The Trustee acts as our fiscal agent for several debt offerings inside the United States and performs other services for the Company in the normal course of its business.


                             PLAN OF DISTRIBUTION

General

     We may sell offered debt securities to or through underwriters or dealers, through agents or directly to purchasers. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to the offered debt securities will set forth their offering terms, including the name or names of any underwriters, the purchase price of the offered debt securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered debt securities may be listed.

     If underwriters are used in the sale, the underwriters will acquire the offered debt securities for their own account and may resell such securities from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale. The offered debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of firms acting as underwriters. Unless we indicate otherwise in the prospectus supplement, the obligations of the underwriters to purchase the offered debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered debt securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Under agreements which we may enter into, underwriters, dealers and agents who participate in the distribution of offered debt securities may be entitled to indemnification or contribution by us against certain liabilities, including liabilities under the Securities Act.

     The specific terms and manner of sale of offered debt securities will be set forth or summarized in the prospectus supplement. Subject to any restrictions relating to debt securities in bearer form, debt securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

     If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered debt securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to acceptance by us. The obligations of any purchaser under any such contracts will be subject to the condition that the purchase of offered debt securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     Each series of offered debt securities will be a new issue with no established trading market. Except as indicated in the applicable prospectus supplement, the debt securities are not expected to be listed on a securities exchange. Any underwriters to whom we sell offered debt securities for public offering and sale may make a market in such offered debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any offered debt securities.


                                LEGAL OPINIONS


     Unless otherwise disclosed in the prospectus supplement, the validity of the offered debt securities will be passed upon for us by Ellen Oran Kaden, our Senior Vice President-Law and Government Affairs, and for the underwriters, dealers or agents, if any, by counsel specified in the prospectus supplement. Ms. Kaden owns beneficially approximately 21,757 shares of the Company's common stock. She holds options to purchase 81,250 additional shares of the Company's common stock that were granted to her pursuant to the Company's 1994 Long-Term Incentive Plan.


                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Campbell Soup Company for the fiscal year ended July 30, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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                                      11

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions are as follows. Except for the SEC registration fee, all expenses are estimated. All of such expenses will be borne by the Registrant.


SEC registration fee...............................        $  250,000
Accounting fees and expenses.......................            60,000
Legal fees and expenses............................           150,000
Printing and engraving costs.......................            80,000
Fees and expenses of Trustee.......................            20,000
Rating agencies' fees..............................           575,000
Miscellaneous......................................            10,000
                                                           ----------
Total..............................................        $1,145,000
                                                           ==========

Item 15. Indemnification of Directors and Officers.

     Section 3-5 of the New Jersey Business Corporation Act sets forth the extent to which officers and directors of the Registrant may be indemnified against any liabilities which they may incur in their capacity as such. The Registrant's By-Laws provide for the indemnification of directors and officers of the Registrant against liabilities arising by reason of being a director or officer of the Registrant, including liabilities arising under the Securities Act of 1933.

     The directors and officers of the Registrant and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act of 1933, under liability insurance policies carried by the Registrant.

Item 16. Exhibits.


       1.     Form of Underwriting Agreement (incorporated by reference to
              Exhibit 1 to Registration Statement 333-89373).
       2.     Amended and Restated Business and Share Sale and Purchase
              Agreement dated January 29, 2001, among Unilever N.V., Unilever
              PLC and Campbell Soup Company (incorporated by reference to
              Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed
              May 14, 2001).
       4(a).  Form of Indenture, between the Registrant and Bankers Trust
              Company, as Trustee (incorporated by reference to Exhibit 4(a)
              to Registration Statement 333-11497).
       4(b).  Form of Security, included in Exhibit 4(a).
       5.*    Opinion and consent of Ellen Oran Kaden, Senior Vice President-
              Law and Government Affairs of the Registrant.
       12.    Computation of Ratio of Earnings to Fixed Charges.
       23(a). Consent of PricewaterhouseCoopers LLP.
       23(b). Consent of Ellen Oran Kaden, included in Exhibit 5.
       24.*   Powers of Attorney.
       25.*   Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939.
---------------------
        *  Previously filed.


Item 17. Undertakings.

     (A)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (D) The undersigned Registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden, State of New Jersey, on the 1st of June, 2001.


                                             CAMPBELL SOUP COMPANY
                                                 (Registrant)


                                             By:   /s/ Robert A. Schiffner
                                                 --------------------------
                                                 Robert A. Schiffner
                                                 Senior Vice President and
                                                 Chief Financial Officer



     Signature                      Title                            Date




          *                   President and Chief                June 1, 2001
--------------------------    Executive Officer and
Douglas R. Conant             Director (Principal
                              Executive Officer)


          *                   Chairman and Director              June 1, 2001
--------------------------
Philip E. Lippincott


                              Director
--------------------------
Alva A. App


          *                   Director                           June 1, 2001
--------------------------
Edmund M. Carpenter


          *                   Director                           June 1, 2001
--------------------------
Bennett Dorrance


          *                   Director                           June 1, 2001
--------------------------
Thomas W. Field, Jr.


          *                   Director                           June 1, 2001
--------------------------
Kent B. Foster


          *                   Director                           June 1, 2001
--------------------------
Harvey Golub


          *                   Director                           June 1, 2001
--------------------------
David K.P. Li


          *                   Director                           June 1, 2001
--------------------------
Mary Alice Malone

     Signature                      Title                            Date



          *                   Director                           June 1, 2001
--------------------------
Charles H. Mott



          *                   Director                           June 1, 2001
--------------------------
Charles R. Perrin


          *                   Director                           June 1, 2001
--------------------------
George M. Sherman


          *                   Director                           June 1, 2001
--------------------------
Donald M. Stewart


          *                   Director                           June 1, 2001
--------------------------
George Strawbridge, Jr.


          *                   Director                           June 1, 2001
--------------------------
Charlotte C. Weber


 /s/ Robert A. Schiffner      Senior Vice President              June 1, 2001
--------------------------    and Chief Financial
Robert A. Schiffner           Officer (Principal
                              Financial Officer)


 /s/ Gerald S. Lord           Vice President-Controller          June 1, 2001
--------------------------    (Principal Accounting
Gerald S. Lord                Officer)




* By:   /s/ John J. Furey
      -----------------------------------
      John J. Furey,
      Corporate Secretary,
      as Attorney-in-Fact